UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2015

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

UPREIT Structure; Second Amended and Restated Agreement of Limited Partnership

On April 1, 2015, Aviv REIT Inc., a Maryland corporation (“Aviv”), merged (the “Merger”) with and into a wholly owned subsidiary of Omega Healthcare Investors, Inc., a Maryland corporation (the “Company” or “Omega”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 30, 2014 (the “Merger Agreement”), by and among the Company, Aviv, OHI Healthcare Properties Holdco, Inc., a Delaware Corporation and a direct wholly-owned subsidiary of Omega (“Merger Sub”), OHI Healthcare Properties Limited Partnership, a Delaware limited partnership (“Omega OP”), and Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Aviv OP”).

Shortly prior to April 1, 2015 and in accordance with the Merger Agreement, Omega restructured the manner in which it holds its assets by converting to an umbrella partnership real estate investment trust (“UPREIT”) structure (the “UPREIT Conversion”), which was accomplished through a series of subsidiary mergers and by causing substantially all of the other assets of the Company (other than Omega’s direct and indirect equity interests in Merger Sub and the Omega OP) to be contributed to Omega OP.

Prior to the Merger, on April 1, 2015 and in accordance with the Merger Agreement, substantially all of the assets of Aviv OP were contributed to and acquired by Omega OP, whereby all such assets are now owned or held directly or indirectly through Omega OP, an entity taxable as a partnership for U.S. federal income tax purposes (the “Partnership Combination”).

In order to more fully reflect the UPREIT Conversion and to effect the Partnership Combination, Omega, Merger Sub and Aviv OP entered into that certain Second Amended and Restated Agreement of Limited Partnership of OHI Healthcare Properties Limited Partnership, dated as of April 1, 2015 (the “Partnership Agreement”). Pursuant to the Partnership Agreement, the Company and Merger Sub are the general partners of Omega OP. As a result of the Merger, Merger Sub also is the successor general partner of Aviv OP under the terms of its partnership agreement. Currently, the Company is the owner of approximately 138.9 million limited partnership interests in Omega OP (“Omega OP Units”) and Aviv OP is the owner of approximately 52.9 million Omega OP Units. Each of the Omega OP Units is redeemable at the election of the Omega OP Unit holder for cash equal to the then fair market value of one share of Omega common stock, par value $0.10 per share (“Omega Common Stock”), subject to the Company’s election to exchange the Omega OP Units tendered for redemption for unregistered shares of Omega Common Stock on a one-for-one basis, and further subject to adjustment as set forth in the Partnership Agreement. The Company (through Merger Sub, in its capacity as the general partner of Aviv OP) plans to cause Aviv OP to make a distribution of all the Omega OP Units held by Aviv OP (or equivalent value) to all the holders of partnership interests of Aviv OP (the “Aviv OP Distribution”). On a pro forma basis as if the Aviv OP Distribution had been completed and the Omega OP Units held by the Aviv OP distributed to the holders of Aviv OP partnership interests, Omega would directly and indirectly own approximately 182.6 million or approximately 95% of the outstanding Omega OP Units and the other holders of Aviv OP partnership units would own approximately 9.2 million or approximately 5% of the outstanding Omega OP Units as of April 1, 2015. Until the completion of the Aviv OP Distribution, distributions by Omega OP in respect of the outstanding Omega OP Units will be passed through to the limited partners of Aviv OP in respect of their limited partner interests in Aviv OP adjusted for the Exchange Ratio (as defined below).

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The Partnership Agreement also provides for limited partnership units structured as profits interests (“LTIP Units”), which are to be used for incentive compensation awards. See Item 5.02 below. When earned and vested, LTIP Units are intended to be convertible into Omega OP Units, at the election of the holder, on a one-to-one basis, subject to conditions on minimum allocation to the capital accounts of the holders of LTIP Units for federal income tax purposes.

The description of the Partnership Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Partnership Agreement, a copy of which is filed herewith as Exhibit 10.11, and is incorporated in this Item 1.01 by reference.

Amendment to Omega Credit Facilities

On April 1, 2015, Omega entered into a First Amendment to Credit Agreement (the “First Amendment to Omega Credit Agreement”) among Omega, as borrower, certain of Omega’s subsidiaries identified in the Omega Credit Agreement (as defined below), as guarantors, a syndicate of financial institutions, as lenders (together with other lenders from time to time becoming signatory to the Omega Credit Agreement, as lenders, the “Omega Lenders”), and Bank of America, N.A., as administrative agent, which amended and restated its existing Credit Agreement, dated as of June 27, 2014 (as amended and restated pursuant to the First Amendment to Omega Credit Agreement, the “Omega Credit Agreement”). Among other things, the First Amendment to Omega Credit Agreement (i) increases the aggregate revolving commitment amount under the Revolving Credit Facility (as defined below) from $1 billion to $1.25 billion and (ii) provides for the Acquisition Term Loan Facility (as defined below).

As a result of the First Amendment to Omega Credit Agreement, the Omega Credit Agreement now provides for a $1.25 billion senior unsecured revolving credit facility (the “Revolving Credit Facility”), a $200 million senior unsecured term loan facility (the “Closing Date Term Loan Facility”) and a $200 million senior unsecured incremental term loan facility (the “Acquisition Term Loan Facility” and, together with the Revolving Credit Facility and the Closing Date Term Loan Facility, collectively, the “Omega Credit Facilities”). The Revolving Credit Facility matures on June 27, 2018, subject to a one-time option for Omega to extend such maturity date for one year. Exercise of such extension option is subject to compliance with a notice requirement and other customary conditions. The Closing Date Term Loan Facility matures on June 27, 2019. The Acquisition Term Loan Facility matures on June 27, 2017, subject to Omega’s option to extend the maturity date of the Acquisition Term Loan Facility twice, the first extension until June 27, 2018 and the second extension until June 27, 2019 (such option, the “Omega Acquisition Facility Extension Option”). The Closing Date Term Loan Facility and the Acquisition Term Loan Facility may be referred to collectively herein as the “Omega Term Loan Facilities”.

Omega’s obligations in connection with the Omega Credit Facilities are jointly and severally guaranteed by Omega’s subsidiaries as of March 31, 2015 (other than those designated

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as “unrestricted subsidiaries”) for the benefit of the administrative agent and the Omega Lenders. Additional subsidiaries created or acquired by Omega after that date (unless designated as unrestricted subsidiaries) will also be required to guarantee Omega’s obligations in connection with the Omega Credit Facilities, if such future subsidiaries own unencumbered real property or guarantee other unsecured funded debt (including but not limited to Omega’s unsecured senior notes).

From time to time, certain of the Omega Lenders, their affiliates and/or their predecessors have provided commercial banking, investment banking and other financial advisory services to Omega or served as underwriters or sales agents for offerings of Omega’s equity or debt, for which they have received customary fees. Among other services, affiliates of certain of the Omega Lenders have served as sales agents under Omega’s at-the-market Equity Shelf Program. The Omega Lenders and their affiliates may, from time to time in the future, engage in transactions with and perform services for Omega in the ordinary course of business.

The material terms of the Omega Credit Agreement are as follows:

Advance and Repayment of the Omega Term Loan Facilities. The entire amount of the Closing Date Term Loan Facility was advanced on June 27, 2014. The Closing Date Term Loan Facility does not amortize and is due and payable in full on June 27, 2019. The entire amount of the Acquisition Term Loan Facility was advanced on April 1, 2015. The Acquisition Term Loan Facility does not amortize and is due and payable in full on June 27, 2017, subject to the Omega Acquisition Facility Extension Option.

Use of Proceeds of Omega Credit Facilities. Among other things, proceeds from borrowings under the Omega Credit Facilities may be used to finance acquisitions and to fund working capital, capital expenditures and other general corporate purposes, including, without limitation, the enhancement and financing of healthcare related property.

Interest Rates and Fees. The interest rates per annum applicable to the Omega Credit Facilities are the LIBOR Rate (the “Eurodollar Rate” or “Eurodollar”), plus the applicable margin (as described below) or, at our option, the base rate, which will be the highest of (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate determined on such day for a Eurodollar Loan with an interest period of one month plus 1.0%, plus, in each case, the applicable margin (as described below); if the base rate is less than zero, such rate shall be deemed zero. The applicable margins with respect to the Omega Credit Facilities are determined in accordance with a performance grid based on our investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to Omega’s non-credit-enhanced senior unsecured long-term debt.

The applicable margin for the Revolving Credit Facility may range from 1.70% to 0.925% in the case of Eurodollar advances (2.00% to 1.05%, including facility fees), and from 0.70% to 0% in the case of base rate advances (1.00% to 0.125%, including facility fees). Letter of credit fees may range from 1.70% to 0.925% per annum, based on the same performance grid. The applicable margin for the Omega Term Loan Facilities may range from 1.95% to 1.00% in

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the case of Eurodollar advances, and from 0.95% to 0.00% in the case of base rate advances. The default rate on the Omega Credit Facilities is 2.0% above the interest rate otherwise applicable to base rate loans.

Prepayments; Reduction or Termination of Commitments. Omega may elect to prepay the Omega Credit Facilities at any time in whole or in part, or reduce or terminate the revolving and term loan commitments under the Omega Credit Facilities, in each case without fees or penalty. Principal amounts prepaid or repaid under the Omega Term Loan Facilities may not be reborrowed.

Covenants. The Omega Credit Agreement contains customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on investments; limitations on liens; limitations on mergers and consolidations; limitations on sales of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on prepayment of debt; limitations on use of proceeds; limitations on changes in lines of business; limitations on repurchases of Omega capital stock if a default or event of default exists; and maintenance of real estate investment trust (“REIT”) status. In addition, the Omega Credit Agreement contains financial covenants, including, without limitation, those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, minimum unsecured debt yield, minimum unsecured interest coverage and maximum distributions.

Events of Default. The Omega Credit Agreement includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of REIT status.

Right to Increase Maximum Borrowings. Pursuant to the terms of the Omega Credit Agreement, the Omega Lenders have agreed that Omega may increase the commitments under the Omega Credit Facilities by up to an additional $250 million, for maximum aggregate commitments of up to $1.9 billion.

As of April 1, 2015, Omega had approximately $320 million in borrowings outstanding under the Revolving Credit Facility, $200 million in borrowings outstanding under the Closing Date Term Loan Facility and $200 million in borrowings outstanding under the Acquisition Term Loan Facility.

The First Amendment to Omega Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.12 and is incorporated herein by reference. The description of the First Amendment to Omega Credit Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference thereto.

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Omega OP Term Loan Facility

On April 1, 2015, Omega OP entered into a $100 million senior unsecured term loan facility (the “Omega OP Term Loan Facility”). The Omega OP Term Loan Facility matures on June 27, 2017, subject to Omega OP’s option to extend such maturity date twice, the first extension until June 27, 2018 and the second extension until June 27, 2019 (such option, the “Omega OP Extension Option”), corresponding to the maturity date for the Acquisition Term Loan Facility and the Omega Acquisition Facility Extension Option, respectively.

The Omega OP Term Loan Facility is being provided pursuant to a Credit Agreement, dated as of April 1, 2015 (the “Omega OP Credit Agreement”), among Omega OP, as borrower, certain of Omega OP’s subsidiaries identified in the Omega OP Credit Agreement, as guarantors, a syndicate of financial institutions, as lenders (together with other lenders from time to time becoming signatory to the Omega OP Credit Agreement, as lenders, the “Omega OP Lenders”), and Bank of America, N.A., as administrative agent. Omega OP’s obligations in connection with the Omega OP Term Loan Facility are jointly and severally guaranteed by Omega OP’s subsidiaries as of March 31, 2015 (other than those designated as “unrestricted subsidiaries”) for the benefit of the administrative agent and the Omega OP Lenders. Additional subsidiaries created or acquired by Omega OP after that date (unless designated as unrestricted subsidiaries) will also be required to guarantee Omega OP’s obligations in connection with the Omega OP Term Loan Facility, if such future subsidiaries own unencumbered real property or guarantee other unsecured funded debt.

The material terms of the Omega OP Credit Agreement are as follows:

Term Loan Advance and Repayment. The entire amount of the Omega OP Term Loan Facility was advanced on April 1, 2015. The Omega OP Term Loan Facility does not amortize and is due and payable in full on June 27, 2017, subject to the Omega OP Extension Option.

Use of Proceeds of Omega OP Term Loan Facility. Among other things, proceeds from borrowing under the Omega OP Term Loan Facility may be used to finance acquisitions and to fund working capital, capital expenditures and other general corporate purposes, including, without limitations, the enhancement and financing of healthcare related property.

Interest Rates and Fees. The interest rates per annum applicable to the Omega OP Term Loan Facility are the Eurodollar Rate plus the applicable margin (as described below) or, at our option, the base rate, which will be the highest of (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate determined on such day for a Eurodollar Loan with an interest period of one month plus 1.0%, plus, in each case, the applicable margin (as described below); if the base rate is less than zero, such rate shall be deemed zero.

The applicable margins with respect to the Omega OP Term Loan Facility are determined in accordance with a performance grid based on the investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to any non-credit-enhanced senior unsecured long-term debt of Omega or Omega OP, as the case may be. The applicable margin for the

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Omega OP Term Loan Facility may range from 1.95% to 1.00% in the case of Eurodollar advances, and from 0.95% to 0.00% in the case of base rate advances. The default rate on the Omega OP Term Loan Facility is 2.0% above the interest rate otherwise applicable to base rate loans.

Prepayments; Reduction or Termination of Commitments. The Omega OP Term Loan Facility may be prepaid at any time in whole or in part without fees or penalty. Principal amounts prepaid or repaid under the Omega OP Term Loan Facility may not be reborrowed.

Covenants. The Omega OP Credit Agreement contains customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on investments; limitations on liens; limitations on mergers and consolidations; limitations on sales of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on prepayment of debt; limitations on use of proceeds; limitations on changes in lines of business; limitations on repurchases of Omega OP capital stock if a default or event of default exists; maintenance of Omega’s REIT status; and limitations on business activities and ownership of assets of Omega. In addition, the Omega OP Credit Agreement contains financial covenants, including, without limitation, those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, minimum unsecured debt yield, minimum unsecured interest coverage and maximum distributions.

Events of Default. The Omega OP Credit Agreement includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of Omega’s REIT status.

The Omega OP Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.13 and is incorporated herein by reference. The description of the Omega OP Credit Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference thereto.

Item 2.01. Completion of Acquisition or Disposition of Assets

See Item 1.01 above, which is incorporated herein by reference, for an additional discussion of the Merger.

At the effective time of the Merger (the “Effective Time”), each share of Aviv common stock, par value $0.01 per share (“Aviv Common Stock”), issued and outstanding immediately prior thereto (other than shares held by Aviv or its wholly-owned subsidiaries, which shares will be canceled) was converted into the right to receive nine-tenths (0.90) of a share of Omega Common Stock (such ratio, the “Exchange Ratio,” and all such shares of Omega Common Stock, the “Merger Consideration”).

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All outstanding performance-based restricted stock units relating to Aviv Common Stock were vested and earned as of the Effective Time to the extent the applicable performance goals were achieved. All outstanding time-based restricted stock units relating to Aviv Common Stock held by a participant who ceased to be employed by Aviv as of April 1, 2015, were vested and earned as of the Effective Time. Such vested restricted stock units are payable in shares of Omega Common Stock, based on the Exchange Ratio.

Omega issued approximately 43.9 million shares of Omega Common Stock in the Merger to former Aviv stockholders and holders of certain vested equity incentive awards of Aviv.

The description of the Merger Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Omega on November 5, 2014, which is incorporated in this Item 2.01 by reference.

A copy of the press release issued by Omega and Aviv on April 1, 2015 announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation

See Item 1.01 above, which is incorporated herein by reference, for a discussion of the creation of a direct financial obligation under the Omega Credit Facilities and the Omega OP Term Loan Facility.

On April 1, 2015 Omega borrowed approximately $320 million under the Revolving Credit Facility and $200 million under the Acquisition Term Loan Facility to repay or otherwise satisfy and discharge outstanding unsecured debt of Aviv OP and to pay merger-related expenses. Omega’s outstanding borrowings as of April 1, 2015 under the Omega Credit Facilities was approximately $720 million. On April 1, 2015 Omega OP borrowed $100 million under the Omega OP Term Loan Facility.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)         As of the Effective Time, the size of the Board of Directors of the Company was increased to 11 directors and the Board of Directors appointed Norman R. Bobins to the class of Directors whose terms expire at the 2015 annual meeting, Ben W. Perks to the class of Directors whose terms expire at the 2016 annual meeting and Craig M. Bernfield to the class of Directors whose terms expire at the 2017 annual meeting. Messrs. Bernfield, Bobins and Perks were designated by Aviv in accordance with the Merger Agreement. Messrs. Bernfield, Bobins and Perks will participate in the Company’s standard non-employee director compensation plan as described in the proxy statement for the Company’s 2014 annual meeting of stockholders filed with the Securities and Exchange Commission on April 29, 2014. Other than the Merger and the terms of the Merger Agreement, there are no arrangements or understandings between any of Messrs. Bernfield, Bobins and Perks and any other person pursuant to which any of these

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individuals were selected as directors and there are no material transactions between any of these individuals and the Company.

(e)         Employment Agreements

On March 30, 2015, effective March 31, 2015 (April 1, 2015 for Steven Insoft) and contingent on the closing of the Merger (the “Closing”), the Compensation Committee of the Board of Directors of Omega (the “Compensation Committee”) approved the terms of new employment agreements (collectively, the “Employment Agreements”) with each of Taylor Pickett, Daniel Booth, Steven Insoft, Robert Stephenson, Lee Crabill and Michael Ritz (collectively, the “Executive Officers”). Steven Insoft, previously Aviv’s President and Chief Operating Officer, was appointed as Omega’s Chief Corporate Development Officer at the Effective Time and, as such, became an Executive Officer of Omega on April 1, 2015. On March 30, 2015, the Compensation Committee also approved grants to the Executive Officers of long-term incentive compensation awards described below, effective March 31, 2015 (April 1, 2015 for Steven Insoft), subject to forfeiture if the Closing did not occur. The Compensation Committee engaged FPL Associates (“FPL”), an independent compensation consultant, to advise the committee in structuring and benchmarking the compensation arrangements for the Executive Officers against information derived from a peer group complied by FPL and approved by the Compensation Committee.

The Employment Agreements, except the Employment Agreement for Steven Insoft, were effective March 31, 2015, with certain provisions effective as of January 1, 2015. The Employment Agreement for Steven Insoft was effective April 1, 2015. The significant features of the Employment Agreements are summarized below.

•	Term. The term of each Employment Agreement commences March 31, 2015 (except Steven Insoft, whose Employment Agreement term begins April 1, 2015) and expires December 31, 2017.

•	Annual Base Salary. Each Employment Agreement specifies the current annual base salary for the Executive Officer, effective January 1, 2015 (except Steven Insoft, whose annual base salary is effective April 1, 2015), which is as follows:

Name	Annual Base Salary

Pickett	$750,000
Booth	$470,000
Insoft	$460,000
Stephenson	$450,000
Crabill	$350,000
Ritz	$300,000

The annual base salary for each of the Executive Officers will be subject to review as of January 1, 2016, and at least annually thereafter.

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•	Annual Bonus. Each Executive Officer will be eligible to receive a cash bonus in an amount equal to a specified percentage of his annual base salary as indicated below based on the level of performance achieved.

	Threshold	Target	High
Pickett	100%	125%	150%
Booth	50%	75%	100%
Insoft	50%	75%	100%
Stephenson	50%	75%	100%
Crabill	40%	60%	80%
Ritz	40%	60%	80%

Steven Insoft’s 2015 bonus will not be prorated and will be based on his full annual rate of base salary for 2015.

The 2015 annual cash bonus performance metrics and the relative weightings remain the same as for 2014. All required levels for threshold, target and high performance that are based on objective criteria of the type contained in Omega’s budget will be based on Omega’s 2015 budget as approved by the Board of Directors.

Each of the Executive Officers will be eligible for a prorated bonus if the Executive Officer’s employment is terminated during the year due to death. Otherwise, each of the Executive Officers will be eligible for a bonus only if the Executive Officer is employed by Omega on the date the bonus is paid, except that if the term of employment is not extended beyond December 31, 2017, the Executive Officer will be eligible for a bonus for 2017 if he is employed by Omega on December 31, 2017.

•	Severance. If the Executive Officer’s employment is terminated by Omega without cause (as defined in the Employment Agreement) or the Executive Officer terminates his employment for good reason (as defined in the Employment Agreement), Omega will pay the Executive Officer severance equal to a multiple of the sum of annual base salary plus average annual bonus payable for the three completed fiscal years prior to his termination. The multiple and the number of years over which such severance pay will be paid are next to each Executive Officer’s name below:

Pickett	3
Booth	2
Insoft	1.75
Stephenson	1.5
Crabill	1.5
Ritz	1

Payment of severance is contingent upon the Executive Officer providing a comprehensive release to Omega. Severance will not be paid if the term of the Employment Agreement expires, if an Executive Officer terminates employment upon or following expiration of the

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term of the Employment Agreement, if the Executive Officer resigns without good reason or if his employment is terminated by Omega for cause.

If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits under any other agreements) will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the Executive Officer retaining a larger after-tax amount.

•	Non-compete/Non-solicitation. During the period of employment and for the potential severance period thereafter, each Executive Officer will be obligated not to provide managerial services or management consulting services to a competing business (as defined in the Employment Agreement) within the states in which Omega or any of its affiliates does business. In addition, each Executive Officer will be prohibited during the term of the Employment Agreement and for the potential severance period thereafter from soliciting for the benefit of other employers (i) clients or customers with whom he had material contact during his employment with the Company or (ii) management level or key employees of Omega. If the Executive Officer remains employed by Omega through December 31, 2017, and as a result no severance is paid, then the non-compete and non-solicitation provisions will expire at December 31, 2017.

The description of the Employment Agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Employment Agreements, copies of which are filed herewith as Exhibits 10.1 to 10.6, and is incorporated in this Item 5.02 by reference.

Long-Term Incentive Compensation

Overview

On March 30, 2015, the Compensation Committee approved the forms of agreements that will evidence the grant to the Executive Officers of long-term incentive compensation awards, effective March 31, 2015 (April 1, 2015 with respect to Steven Insoft) and subject to forfeiture if the Merger did not occur. The material terms (other than amounts) of the 2015 long-term incentive awards are similar to the long-term incentive awards previously granted effective January 1, 2014. However, the 2015 long-term incentive compensation awards approved by the Compensation Committee include, as part of the awards, LTIP Units of the Omega OP, which are earned based on Omega’s total shareholder return (“TSR”) performance. LTIP Units that become earned and vested are convertible on one-for-one basis into OP Units, which in turn can generally be redeemed for cash or Omega Common Stock as described in Item 1.01 above.

The significant features of the long-term incentive compensation grants are summarized below. The descriptions of the timing of payment below assume that the Executive Officer has not elected to defer receipt of the Omega Common Stock or dividend equivalents under Omega’s Deferred Stock Plan.

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Description of Grants

Each Executive Officer’s grant, effective March 31, 2015 (or April 1, 2015 for Steven Insoft), included time-based restricted stock units (“RSUs”), performance-based restricted stock units with respect to Omega’s common stock (“PRSUs”) and performance-based LTIP Units. The RSUs and PRSUs provide an opportunity to earn a number of shares of common stock of Omega over a three year period commencing January 1, 2015. The LTIP Units provide an opportunity to earn a number of LTIP Units in Omega’s OP over the same three year period. The aggregate opportunity provides each Executive Officer with the ability to earn a number of shares of Omega Common Stock and a number of LTIP Units that together would produce the projected estimated accrued economic value (including dividends and distributions) as of December 31, 2017 shown in the table below. The threshold, target and high levels of long-term incentive compensation are based in part on absolute TSR performance and relative TSR performance for the performance period as compared to the MSCI U.S. REIT Index. The methodology for determining these amounts was as follows. FPL estimated median total annual compensation, using grant date fair value data, for the top five executive officers at the companies in Omega’s peer group used for benchmarking. Target median total annual compensation for the top five Executive Officers of Omega on an aggregate basis was designed to be generally in line with the median for the peer group. The aggregate compensation at the threshold, target and high performance levels, based on grant date fair values, was then converted into projected estimated accrued economic value using a conversion factor intended to replicate Omega’s estimated ratio of grant date fair value of 2014 compensation for the top five Executive Officers at each performance level to the projected estimated economic value of 2014 compensation for the top five Executive Officers at each performance level. The aggregate amount was then allocated by the Compensation Committee in a manner that generally preserved internal pay equity while making adjustments that the Compensation Committee determined to be appropriate and taking into account that Steven Insoft would be one of the top five Executive Officers for 2015 subsequent to the completion of the Merger.

Table 1

Projected Aggregate Accrued Taxable

Long-term Incentive Compensation Opportunity

Annual Grant for 2015 Performance Period*

	Threshold	Target	High
Pickett	$2,029,342	$4,189,297	$7,701,840
Booth	$1,191,394	$2,298,272	$4,134,338
Insoft	$1,114,602	$2,162,884	$3,903,904
Stephenson	$1,037,770	$2,027,628	$3,673,701
Crabill	$597,225	$1,224,772	$2,273,384
Ritz	$224,070	$434,100	$973,560

*	Represents projected estimated accrued economic value realizable by the Executive Officer as of December 31, 2017. The amounts of the 2015 long-term incentive compensation grants are based on projected estimated accrued economic value potentially realizable by each Executive Officer, rather than the estimated compensation expense to be recognized by Omega under generally accepted accounting principles (“GAAP”). Omega expects that the compensation expense associated with the annual grants under GAAP will be substantially less than the projected estimated accrued economic value realizable by

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the Executive Officers. Projected estimated accrued economic value reflects the amount at various levels of performance and includes projected dividends and distributions.

•	Time-based Restricted Stock Unit Awards. Each Executive Officer’s 2015 annual long-term incentive compensation award consists in part of a time-based RSU award. The number of shares of Omega Common Stock subject to the RSU award is projected to produce as of December 31, 2017, one-half of the projected estimated accrued economic value at target in Table 1.

The number of shares subject to the time-based RSUs granted as of March 31, 2015 (April 1, 2015 as to Steven Insoft) are shown in the chart below:

Name	Number of Time-Based RSUs
Pickett	48,256
Booth	26,473
Insoft	24,914
Stephenson	23,356
Crabill	14,108
Ritz	5,000

Each RSU award is subject to three-year cliff vesting on December 31, 2017 and is subject to the Executive Officer’s continued employment on the vesting date, except in the case of death, disability, termination by Omega without cause (as defined in the RSU award), or resignation for good reason (as defined in the RSU award) (each, a “Qualifying Termination”). If the Qualifying Termination is not in connection with a “Change in Control” (as defined in the RSU award agreement), the Executive Officer will vest in the percentage of the RSUs set forth below.

Year of Qualifying Termination	Percentage Vested
2015	33 1/3%
2016	66 2/3%
2017	100%

If the Qualifying Termination is in connection with a Change in Control, vesting will be accelerated and the award will vest at 100%. Dividend equivalents accrue on the RSU awards and will be paid currently on unvested and vested units. The number of vested RSUs will be paid in Omega Common Stock upon vesting.

•	Performance Restricted Stock Unit Awards. Additionally, each Executive Officer’s 2015 annual long-term incentive compensation consists in part of an award of PRSUs. The number of shares of Omega Common Stock subject to PRSUs at each performance level (threshold, target and high) is projected to produce as of December 31, 2017, the projected estimated accrued economic value shown in Table 1 above, less the projected estimated accrued economic value attributable to the RSUs and LTIP Units. Therefore,

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the total number of shares issued under the PRSUs, if target performance is achieved, will be equal to one-half the number of shares subject to the time-based RSUs. Similarly, the total number of shares issued under the PRSUs if threshold performance is achieved will be less, and if high performance is achieved will be more, than one-half the number of shares subject to the RSUs.

The level of PRSUs that will be earned will be based on the level of TSR performance relative to the MSCI U.S. REIT Index (“Relative TSR”) achieved over the three year performance period ending December 31, 2017, as set forth in the table below:

Relative TSR- Based PRSUs	Threshold	Target	High
Basis Points	-300	0	+300

The baseline stock price from which Relative TSR will be measured for the PRSUs over the three year performance period ending December 31, 2017 is $38.32, the average closing price per share of Omega Common Stock for November and December 2014.

The PRSU awards granted by the Compensation Committee effective as of March 31, 2015 (April 1, 2015 as to Steven Insoft) allow the Executive Officers to earn a number of shares shown in the applicable column (threshold, target or high) of the chart below depending on the level of Relative TSR achieved over the three year performance period ending December 31, 2017:

	Threshold	Target	High
Pickett	779	24,128	58,945
Booth	1,386	13,237	31,357
Insoft	1,223	12,457	29,651
Stephenson	1,059	11,678	27,947
Crabill	276	7,054	17,467
Ritz	250	2,500	8,000

The number of shares earned under the PRSUs will be determined as of the last day of the performance period. The performance period normally ends at December 31, 2017. 25% of the earned PRSUs will vest on the last day of each quarter in 2018, subject to the Executive Officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. If the Qualifying Termination is not in connection with a Change in Control, vesting will be prorated based on days elapsed in the performance period through the date of the Qualifying Termination or will be accelerated 100% if the Qualifying Termination occurs on or after December 31, 2017. If a Change in Control occurs during the three year performance period, the performance period will end on the date of the Change in Control. If the Executive Officer is employed on the date of a Change in Control or has a Qualifying Termination in connection with a Change in Control, depending on the level of Relative TSR as of the date of the Change in Control, all, a portion, or none of the PRSUs will be earned and vested on the date of the Change in Control.

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The earned and vested PRSUs will be paid in Omega common stock within ten days following vesting or on the date of a Change in Control, if earlier.

Dividend equivalents payable to shareholders of record after January 1, 2015 accrue on PRSUs that are subsequently earned at the end of the performance period. Accrued dividend equivalents will be paid to the Executive Officer within ten days following the last day of the performance period and dividend equivalents earned thereafter on the earned and unvested PRSUs are paid currently.

•	LTIP Units. The remainder of each Executive Officer’s 2015 annual long-term incentive compensation consists of an award of performance-based LTIP Units. As of March 31, 2015 (or April 1, 2015 for Steven Insoft), each Executive Officer received a number of LTIP Units projected to produce as of December 31, 2017, the projected estimated accrued economic value shown in Table 1 above for the high level, less the projected estimated accrued economic value attributable to the RSUs and the PRSUs at the high level.

a.      Earning and Vesting of LTIP Units

The number of LTIP Units earned (“Earned LTIP Units”) by each Executive Officer is determined based on the level of absolute TSR achieved over the three year performance period ending December 31, 2017, based on the following table:

TSR-Based PRSUs	Threshold	Target	High
TSR (annualized and compounded annually)	8%	10%	12%

The baseline stock price from which TSR will be measured for the PRSUs over the three year performance period ending December 31, 2017 is $38.32, the average closing price per share of Omega Common Stock for November and December 2014.

The total number of LTIP Units earned at each performance level (threshold, target and high) corresponds to that number of shares of Omega Common Stock that is projected to produce as of December 31, 2017, the projected accrued economic value shown in Table 1 above, less the projected accrued economic value attributable to the RSUs and PRSUs. Therefore, the total number of Earned LTIP Units if target performance is achieved will be equal to one-half the number of shares subject to the time-based RSUs. Similarly, the total number of Earned LTIP Units if threshold performance is achieved will be less, and if high performance is achieved will be more, than one-half the number of shares subject to the RSUs. All LTIP Units that have not become Earned LTIP Units as of the last day of the performance period are forfeited as of the last day of the performance period.

The LTIP Unit awards granted by the Compensation Committee effective as of March 31, 2015 (April 1, 2015 as to Steven Insoft) allow the Executive Officers to earn a number of LTIP Units shown in the applicable column (threshold, target or high) of the chart below

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depending on the level of TSR over the three year performance period ending December 31, 2017:

	Threshold	Target	High
Pickett	779	24,128	58,945
Booth	1,386	13,237	31,357
Insoft	1,223	12,457	29,651
Stephenson	1,059	11,678	27,947
Crabill	276	7,054	17,467
Ritz	250	2,500	8,000

Earned LTIP Units are subject to time-based vesting. 25% of the Earned LTIP Units will vest on the last day of each quarter in 2018, subject to the Executive Officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. If the Qualifying Termination is not in connection with a Change in Control, vesting will be prorated based on days elapsed in the performance period through the date of the Qualifying Termination or will be accelerated 100% if the Qualifying Termination occurs on or after December 31, 2017. If a Change in Control occurs during the three year performance period, the performance period will end on the date of the Change in Control. If the Executive Officer is employed on the date of a Change in Control or has a Qualifying Termination in connection with a Change in Control, depending on the level of TSR as of the date of the Change in Control, all, a portion, or none of the LTIP Units will be earned and vested on the date of the Change in Control.

b.      Distributions to Holders of LTIP Units

While the Executive Officers hold LTIP Units that are both unvested and unearned, they will receive distributions from OHI LP when a distribution is paid to holders of LP Units of an amount per LTIP Unit (the “Interim Distribution”), and a corresponding allocation of “Net Income and Net Loss” (as defined in the Partnership Agreement) per LTIP Unit, equal to (i) 10% of the regular periodic distributions per LP Unit paid by OHI LP to LP Unit holders and a corresponding percentage allocation of Net Income and Net Loss attributable to the regular periodic distributions per LP Unit and (ii) 0% of the special distributions and other distributions not made in the ordinary course per LP Unit paid by OHI LP to LP Unit holders and a corresponding 0% allocation of Net Income and Net Loss attributable to the special distributions and other distributions per LP Unit not made in the ordinary course.

Additionally, within ten business days after the date any LTIP Units are earned, the Executive Officer holding such LTIP Units will receive a distribution from OHI LP per Earned LTIP Unit (and a corresponding allocation of Net Income and Net Loss per Earned LTIP Unit) equal to the excess of: (i) the amount of distributions from OHI LP that would have been paid per LTIP Unit if the LTIP Unit had been an LP Unit on January 1, 2015 over (ii) the Interim Distribution per LTIP Unit.

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In addition, with respect to distributions and allocations of Net Income and Net Loss that accrue following the date that any LTIP Units become a Earned LTIP Unit, whether vested or unvested, the Executive Officer will receive with respect to each such LTIP Unit, distributions and allocations of Net Income and Net Loss pursuant to the Partnership Agreement determined without regard to the adjustments described above.

The description of the long term incentive grants contained in this Current Report on Form 8-K is qualified in its entirety by reference to the form of agreements and amendment to the stock incentive plan, copies of which are filed herewith as Exhibits 10.7 to 10.10, and is incorporated in this Item 5.02 by reference.

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Item 8.01	Other Events

On April 1, 2015 the Company announced the appointment of Steven J. Insoft to the position of Chief Corporate Development Officer, effective as of the Effective Time. Mr. Insoft, age 51, most recently served as President and Chief Operating Officer of Aviv, a position he held with Aviv since 2012.

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of Omega’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages, and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega’s ability to maintain its status as a real estate investment trust; (ix) risks relating to the integration of Aviv’s operations and employees into Omega and the possibility that the anticipated synergies and other benefits of the Merger will not be realized or will not be realized within the expected timeframe and (x) other factors identified in Omega’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and Omega’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired

The audited consolidated financial statements of Aviv and Aviv OP at December 31, 2014 and December 31, 2013 and for each of the years in the three-year period ended December 31, 2014 and the notes related thereto are filed as Exhibit 99.2 hereto.

(b)      Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2014 are included in Exhibit 99.2 to Omega’s Current Report on Form 8-K filed on March 11, 2015 and are incorporated by reference herein.

(d)      Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 30, 2014, by and among Omega Healthcare Investors, Inc., OHI Healthcare Properties Holdco, Inc., OHI Healthcare

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Properties Limited Partnership, L.P., Aviv REIT, Inc., and Aviv Healthcare Properties Limited Partnership (the Exhibits and Disclosure Letters have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request) (previously filed on November 5, 2014, as Exhibit 2.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

3.1	Articles of Amendment of Omega Healthcare Investors, Inc., dated March 27, 2015.

10.1	Employment Agreement, dated March 31, 2015, between Omega Healthcare Investors, Inc. and C. Taylor Pickett.

10.2	Employment Agreement, dated March 31, 2015, between Omega Healthcare Investors, Inc. and Daniel Booth.

10.3	Employment Agreement, dated April 1, 2015, between Omega Healthcare Investors, Inc. and Steven J. Insoft.

10.4	Employment Agreement, dated March 31, 2015, between Omega Healthcare Investors, Inc. and Robert O. Stephenson.

10.5	Employment Agreement, dated March 31, 2015, between Omega Healthcare Investors, Inc. and R. Lee Crabill.

10.6	Employment Agreement, dated March 31, 2015, between Omega Healthcare Investors, Inc. and Michael Ritz.

10.7	Form of Time-Based Restricted Stock Unit Agreement for 2015 Grants.

10.8	Form of Performance-Based Restricted Stock Unit Agreement for 2015 Grants.

10.9	Form of Performance-Based LTIP Unit Agreement for 2015 Grants.

10.10	Amendment to 2013 Stock Incentive Plan.

10.11	Second Amended and Restated Agreement of Limited Partnership by and among Omega Healthcare Investors, Inc., OHI Healthcare Properties Holdco, Inc., and Aviv Healthcare Properties Limited Partnership.

10.12	First Amendment to Omega Credit Agreement.

10.13	Omega OP Credit Agreement.

23.1	Consent of Ernst & Young LLP related to Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership.

99.1	Press Release issued by Omega and Aviv on April 1, 2015.

99.2

Excerpt from Form 10-K of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership for the year ended December 31, 2014 setting forth their audited financial statements as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014.

99.3	Unaudited Pro Forma Financial Information (incorporated by reference to Exhibit 99.1 to Omega’s Current Report on Form 8-K filed March 11, 2015).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: April 2, 2015	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 30, 2014, by and among Omega Healthcare Investors, Inc., OHI Healthcare Properties Holdco, Inc., OHI Healthcare Properties Limited Partnership, L.P., Aviv REIT, Inc., and Aviv Healthcare Properties Limited Partnership (the Exhibits and Disclosure Letters have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request) (previously filed on November 5, 2014, as Exhibit 2.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

3.1	Articles of Amendment of Omega Healthcare Investors, Inc., dated March 27, 2015.

10.1	Employment Agreement, dated March 31, 2015, between Omega Healthcare Investors, Inc. and C. Taylor Pickett.

10.2	Employment Agreement, dated March 31, 2015, between Omega Healthcare Investors, Inc. and Daniel Booth.

10.3	Employment Agreement, dated April 1, 2015, between Omega Healthcare Investors, Inc. and Steven J. Insoft.

10.4	Employment Agreement, dated March 31, 2015, between Omega Healthcare Investors, Inc. and Robert O. Stephenson.

10.5	Employment Agreement, dated March 31, 2015, between Omega Healthcare Investors, Inc. and R. Lee Crabill.

10.6	Employment Agreement, dated March 31, 2015, between Omega Healthcare Investors, Inc. and Michael Ritz.

10.7	Form of Time-Based Restricted Stock Unit Agreement for 2015 Grants.

10.8	Form of Performance-Based Restricted Stock Unit Agreement for 2015 Grants.

10.9	Form of Performance-Based LTIP Unit Agreement for 2015 Grants.

10.10	Amendment to 2013 Stock Incentive Plan.

10.11	Second Amended and Restated Agreement of Limited Partnership by and among Omega Healthcare Investors, Inc., OHI Healthcare Properties Holdco, Inc., and Aviv Healthcare Properties Limited Partnership.

10.12	First Amendment to Omega Credit Agreement.

10.13	Omega OP Credit Agreement.

23.1	Consent of Ernst & Young LLP related to Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership.

99.1	Press Release issued by Omega and Aviv on April 1, 2015.

99.2	Excerpt from Form 10-K of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership for the year ended December 31, 2014 setting forth their audited financial statements as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014.

99.3	Unaudited Pro Forma Financial Information (incorporated by reference to Omega’s Current Report on Form 8-K filed March 11, 2015).